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                                                                   EXHIBIT 10.32

                          CADENCE DESIGN SYSTEMS, INC.

               2002 DEFERRED COMPENSATION VENTURE INVESTMENT PLAN

         CADENCE DESIGN SYSTEMS, INC., a Delaware corporation, hereby establishes the Cadence Design Systems, Inc. 2002 Deferred Compensation Venture Investment Plan, effective as of July 1, 2002, for the purpose of providing certain deferred compensation benefits to a select group of management and highly compensated executives of the Employer. The Plan is an unfunded deferred compensation plan that is intended to qualify for the exemptions provided in Sections 201, 301, and 401 of ERISA.

                                    SECTION 1
                                   DEFINITIONS

1.       DEFINITIONS. As used in the Plan:

         1.1 "ACCOUNT" shall mean, for each Participant, a separate bookkeeping account established under the Plan and maintained by Employer in the name of such Participant, that is:

                  (a) Increased by: (i) an amount equal to the Deferred Compensation of such Participant; and (ii) allocations of Profit made in accordance with Section 3.8;

                  (b) Decreased by: (i) an amount equal to the cash distributed to such Participant pursuant to a distribution election made pursuant to the Plan; (ii) the fair market value of any other property distributed to such Participant pursuant to a distribution election made in accordance with the Plan; and (iii) allocations of Loss made in accordance with
Section 3.8; and

                  (c) Otherwise adjusted in accordance with the provisions of the Plan.

         1.2 "AVAILABLE CAPITAL" shall mean, for each Participant, as of the time of determination, such Participant's Deferred Compensation measured from the Effective Date to the time of determination:

                  (a) increased by such Participant's deemed share of Distributable Assets that the Committee has determined are available for re-investment in accordance with Section 3.7(c), and assets transferred to the Trust in accordance with Section 3.9 (each determined by the Committee in its sole discretion and measured from the Effective Date to the time of determination); and

                  (b) reduced by the aggregate Losses allocated to such Participant's Account (other than Losses attributable to Portfolio Investments, as determined by the Committee in its sole discretion) from the Effective Date to the time of determination and further reduced by any assets transferred from the Trust in accordance with Section 3.9;

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                  (c)      and further reduced by the sum of, for each Portfolio
Investment acquired by the Partnership prior to the time of determination, the product of (x) the cost basis of such Portfolio Investment as reported by the Partnership, and (y) such Participant's Investment Percentage in respect of such Portfolio Investment (or zero if such Participant has no Investment Percentage in respect of such Portfolio Investment).

         1.3 "BASE SALARY" for a given Plan Year means an Employee's regular cash compensation payable during the Plan Year, excluding any bonuses, commissions, overtime, incentive payments, non-monetary awards, compensation deferred pursuant to all Section 125 (cafeteria) or Section 401(k) (savings) plans of the Employer and other special compensation, and reduced by the tax withholding obligations imposed on the Employer and any other withholding requirements imposed by law with respect to such amounts.

         1.4 "BENEFICIARY" shall mean the person entitled to receive a Participant's deferred Compensation benefits in accordance with Section 4.1 in the event of the Participant's death.

         1.5 "BOARD" shall mean the Board of Directors of the Employer, as constituted from time to time.

         1.6 "CASH BONUS" shall mean amounts (if any) awarded under the bonus plans or policies maintained by the Employer and any commissions earned on sales.

         1.7      "CHANGE OF CONTROL" shall have the meaning set forth in
Section 5.1.

         1.8 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

         1.9 "COMMITTEE" shall mean the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan in accordance with Section 8.1.

         1.10 "COMPENSATION" shall mean the Base Salary, Cash Bonuses, and Directors Fees described in Section 3.1.

         1.11 "DEFERRAL ELECTION PERIOD" shall mean, during a Plan Year, a semi-annual period (a) beginning on January 1 and ending at the close of business on June 30, or (b) beginning on July 1 and ending at the close of business on December 31.

         1.12 "DEFERRED COMPENSATION" shall mean, for each Participant, the aggregate amount of Compensation which is subject to a deferral election made in accordance with Section 3.1 that actually would have been paid to such Participant in the absence of such deferral election, calculated from the Effective Date to the time of determination. "Deferred Compensation" in respect of a Plan Year, shall mean, for each Participant, the aggregate amount of Compensation which is subject to a deferral election made in accordance with
Section 3.1 that actually would have been paid to such Participant in the absence of such deferral election, calculated from January 1 of such Plan Year to the close of business on December 31 of such Plan Year.

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         1.13     "DIRECTORS FEES" for a given Plan Year means the annual
retainer, meeting fees, any committee meeting fees, and consulting fees payable to members of the Board for services during such year.

         1.14 "DISTRIBUTABLE ASSETS" shall mean cash or Marketable Securities distributed by the Partnership to the Trust.

         1.15     "EFFECTIVE DATE" shall mean July 1, 2002.

         1.16 "ELIGIBLE COMPENSATION" shall mean an Employee's projected annual compensation from the Employer, determined by the Employer at or before the beginning of the Plan Year, which may consist of salary, bonus, and/or incentive payments, determined before any deductions under any qualified plan of the Employer (including a Code Section 401(k) or 125 plan) and excluding any special or non-recurring compensatory payments such as moving or relocation bonuses or automobile allowances.

         1.17 "EMPLOYEE" shall mean an employee of the Employer who (a) is a U.S. citizen or is a lawful permanent resident of the U.S., within the meaning of Code Section 7701(b)(1)(A)(i), (b) earns solely U.S. source income from the Employer, and (c) is exclusively on the Employer's U.S. payroll system. References to the term "Employee" herein shall include references to a Non-Employee Director or Beneficiary where the context so requires.

         1.18 "EMPLOYER" shall mean Cadence Design Systems, Inc., a Delaware corporation, and any successor organization thereto (but not Subsidiaries or affiliates of the Employer).

         1.19 "EMPLOYER CONTRIBUTIONS" shall mean the Employer's discretionary contribution, if any, pursuant to Section 3.1(d).

         1.20 "EMPLOYER PLAN" shall mean a non-qualified deferred compensation plan (other than the Plan) sponsored by the Employer that is intended to qualify for the exemptions provided in Sections 201, 301, and 401 of ERISA.

         1.21 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         1.22 "GAAP" shall mean United States generally accept accounting principles, consistently applied.

         1.23 "GENERAL PARTNER" shall mean Telos Venture Management II, LLC, a Delaware limited liability company.

         1.24 "IDLE FUNDS INCOME" shall mean any income attributable to the following short-term investments of cash: (i) debt securities issued or backed by the United States or a State; (ii) investment grade rated commercial paper;
(iii) certificates or other evidences of deposit in any commercial bank holding over $500 million in deposits; (iv) money market or similar mutual fund interests; and (v) other highly liquid investments.

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         1.25     "INCUMBENT DIRECTORS" shall mean directors who are either: (i)
directors of the Employer as of the Effective Date; or (ii) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Employer).

         1.26 "INSOLVENT" or "INSOLVENCY" shall have the meaning set forth in Section 7 of the Trust Agreement.

         1.27 "INVESTMENT PERCENTAGE" shall mean, for each Participant, a fraction, expressed as a percentage, which is assigned by the Committee in respect of each Portfolio Investment made by the Partnership during a Plan Year:

                  (x) the numerator of which equals the sum of (i) the Available Capital of such Participant immediately following the close of business on the last day of the preceding Plan Year, (ii) the Deferred Compensation of such Participant in respect of such Plan Year, plus (iii) any increase in the Available Capital of such Participant during such Plan Year by operation of Section 1.2(b); and

                  (y) the denominator of which equals the sum of (i) the Available Capital of all Participants immediately following the close of business on the last day of the preceding Plan Year, (ii) the Deferred Compensation of all Participants in respect of such Plan Year; plus (iii) any increase in the Available Capital of all Participants during such Plan Year by operation of Section 1.2(b).

At all times following the Partnership's acquisition of a Portfolio Investment, the aggregate Investment Percentages for all of the Participants in respect of such Portfolio Investment shall equal 100 percent.

         1.28 "MARKETABLE SECURITIES" shall mean a Security that is freely tradable by the holder thereof. For purposes of the preceding sentence, a Security shall be deemed to be freely tradable if: (i) Securities equivalent to such Security are generally traded on one or more established public markets;
(ii) such Security is not subject to "lockup" or other contractual restrictions, and (iii) the Trust and/or each Participant receiving such Security is not subject to restrictions and limitations on the transferability thereof under Rule 144(e) (except for restrictions and limitations specifically applicable to a particular Participant, such as restrictions applicable to a Participant that is an affiliate of the issuer of such Security).

         1.29 "NON-EMPLOYEE DIRECTOR" shall mean a director of the Employer who is not otherwise an employee of the Employer.

         1.30 "PARTICIPANT" shall mean an Employee or Non-Employee Director who (i) has become a Participant in the Plan pursuant to Sections 3.3(a) through
(e), as applicable, and (ii) has not ceased to be a Participant pursuant to
Section 3.3(h).

         1.31 "PARTNERSHIP" shall mean Telos Venture Partners II, L.P., a Delaware limited partnership.

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         1.32     "PERMANENT DISABILITY" shall mean that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or otherwise meets the definition of "Permanent Disability" as set forth in the Employer's Long Term Disability Plan. A Participant shall not be deemed to have a Permanent Disability unless he or she furnishes proof of such condition sufficient to satisfy the Committee, acting in its sole and absolute discretion.

         1.33 "PLAN" shall mean the Cadence Design Systems, Inc. 2002 Deferred Compensation Venture Investment Plan, as set forth herein and as hereafter amended from time to time.

         1.34 "PLAN YEAR" shall mean the calendar year beginning on January 1 and ending at the close of business on December 31; provided, however, that the 2002 Plan Year shall be the period beginning on the Effective Date through the close of business on December 31, 2002.

         1.35 "PORTFOLIO INVESTMENT" shall mean any promissory note, Security, or other interest in a corporation or other business entity which is issued to the Partnership. Except as otherwise determined by the Committee acting in its sole discretion, for purposes of determining a Participant's Investment Percentage, each promissory note, Security or other interest in a corporation or other entity which is issued to the Partnership at a specific time shall be deemed to be a separate Portfolio Investment from any Security, promissory note, or other interest in such corporation or business entity that is issued at a subsequent time; provided, however, that in the event a Security held by the Partnership is exchanged for another Security pursuant to a merger, acquisition, reorganization, recapitalization or similar transaction, a Participant's Investment Percentage applicable to such newly received Security (immediately following receipt) shall equal the Participant's Investment Percentage in respect of the Security exchanged therefor (as determined immediately prior to such exchange).

         1.36 "PROFITS AND LOSSES" shall mean, for any period, items of deemed income and gain as well as items of deemed loss, expense and deduction, determined in accordance with GAAP (as if Participants' Accounts were invested to acquire Partnership interest or in any other manner specified by the Committee, acting in its sole and absolute discretion); provided, however, that Profits and Loss computed for each allocation period under Section 3.8 shall not be determined by taking into account any unrealized gains and losses; and provided, further, that Losses shall include all items of cost and expense associated with the formation, operation, dissolution, winding-up, or termination of the Plan and Trust.

         1.37 "SECURITIES" shall mean equity, debt, synthetic securities of any type, or any other evidence of ownership of an asset or entity.

         1.38 "SUBSIDIARY" shall mean any corporation (other than the Employer) in an unbroken chain of corporations or other entities beginning with the Employer, if each of the entities other than the last entity in the unbroken chain holds equity or other indicia of ownership representing fifty percent (50%) or more of the total combined voting power of all classes of equity or other indicia of ownership in one of the other entities in such chain.

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         1.39     "TALITY" shall mean the entity formed under the name "Tality
Corporation," or any other name, to own and operate the electronics design services group business of the Employer.

         1.40 "TERMINATION DATE" shall have the meaning set forth in Section 3.3(h)(ii).

         1.41 "TRUST" shall mean the cash and other assets and/or properties held and administered by Trustee pursuant to the Trust Agreement to carry out the provisions of the Plan.

         1.42 "TRUST AGREEMENT" shall mean the Cadence Design Systems, Inc. 2002 Deferred Compensation Venture Investment Trust Agreement, including any amendments thereto, entered into between the Employer and the Trustee to carry out the provisions of the Plan.

         1.43 "TRUSTEE" shall mean the designated Trustee acting at any time under the Trust Agreement.

         1.44 "1994 PLAN" shall mean the Cadence Design Systems, Inc. 1994 Deferred Compensation Plan, as amended from time to time.

         1.45 "1996 PLAN" shall mean the Cadence Design Systems, Inc. 1996 Deferred Compensation Plan, as amended from time to time.

                                    SECTION 2
                                   ELIGIBILITY

         2.1 ELIGIBILITY. Eligibility to participate in the Plan shall be limited to (a) Employees who (i) have Eligible Compensation of at least $150,000 for the Plan Year, (ii) are classified as officers, vice-presidents, directors, or an equivalent title, and (iii) have been selected to participate in the Plan by the Committee acting in its sole and absolute discretion, and (b) Non-Employee Directors who have been selected to participate in the Plan by the Committee acting in its sole and absolute discretion. Participation in the Plan shall commence as of the effective date of the eligible Employee's or Non-Employee Director's enrollment form, which shall be completed and submitted to the Employer in accordance with the provisions of Section 3.3. Nothing in the Plan or in any administrative form used to administer the Plan or Trust shall be construed to require any contributions to be made to the Plan on behalf of the Participant by the Employer. The Committee has the discretion to end the eligibility of one or more Participants at any time in the sole and absolute discretion of the Committee.

                                    SECTION 3
                            DEFERRAL OF COMPENSATION

         3.1      DEFERRAL OF COMPENSATION.

                  (a) Each eligible Employee or Non-Employee Director may elect, in accordance with Section 3.3, to defer the receipt of a portion of the Base Salary or Directors Fees for active service otherwise payable to him or her by the Employer during each Plan Year or portion of a Plan Year that the Participant is in the employ or service of the Employer. Each eligible Employee may elect, in accordance with Section 3.3, to defer the receipt of a portion of

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the Cash Bonus for active service otherwise payable to him or her by the
Employer during each Deferral Election Period or portion of a Deferral Election Period that the Participant is in the employ or service of the Employer. The Employer shall furnish each Participant with a statement of his or her Account balance within 90 days of the end of each Plan Year or such longer period as the Committee deems appropriate.

                           (i) The amount or percentage of Compensation that a Participant elects to defer under Section 3.3 will remain constant for the Plan Year (or for Cash Bonus amounts, the Deferral Election Period) with respect to which the election was made and shall not be subject to change during such period, except to the extent that a Participant ceases to be eligible to defer Compensation for the period due to the termination of such Participant's employment or service to the Employer.

                           (ii) Each such deferral election as to Base Salary or Directors Fees, or discontinuance of a deferral election as to Base Salary or Directors Fees, will continue in force for each successive Plan Year, until or unless suspended or modified by the filing of a subsequent election with the Employer by the Participant in accordance with Section 3.3.

                           (iii) Each deferral election as to an eligible Employee's Cash Bonus shall continue in force only for the Deferral Election Period with respect to which it was made and shall not apply to any successive Deferral Election Periods or Plan Years. Any deferral election with respect to a Cash Bonus must be made prior to the time the amount of the bonus is determined, prior to the end of the period of time as to which the bonus is awarded, and at a time that the amount of any such Cash Bonus remains substantially uncertain, as determined by the Committee in its sole and absolute discretion.

                           (iv) Subject to Section 3.1(c), Compensation deferral elections shall be subject to minimum dollar and maximum percentage amounts as follows: (i) the minimum annual deferral amount is $10,000, which shall be withheld from the Participant's Compensation; and (ii) the maximum deferral percentage amount is 80 percent of the Participant's Base Salary, 100 percent of the Participant's Cash Bonus (if any), and 100 percent of the Participant's Directors Fees, as applicable.

                           (v) The Employer shall withhold the amount or percentage of Base Salary specified to be deferred by an eligible Employee in equal amounts for each payroll period and shall withhold the amount or percentage of Cash Bonus (if any) specified to be deferred at the time or times such Cash Bonus is or otherwise would be paid to the Employee. The Employer shall withhold the amount or percentage of Directors Fees specified to be deferred by a Non-Employee Director at the time or times such Directors Fees are or otherwise would be paid to such Non-Employee Director.

                           (vi) Subject to Sections 3.6, 7.1 and 7.2, all deferrals of Compensation made pursuant to this Section 3.1(a) shall be fully vested at all times.

                  (b) Notwithstanding any provision of this Section 3.1 to the contrary, amounts deferred under the Plan shall be calculated and withheld from the Employee's Base Salary and/or

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Cash Bonus (if any) after such Compensation has been reduced to reflect any tax withholding obligations imposed on the Employer, any other withholding requirements imposed by law, salary reduction contributions to the Employer's Code Section 125 (cafeteria) and Code Section 401(k) (savings) plans, but before any reductions for contributions to the Employer's Code Section 423 (employee stock purchase) plan, the 1994 Plan, or the 1996 Plan.

                  (c) Notwithstanding any provision of this Section 3.1 to the contrary, the Committee may, in its sole and absolute discretion, decline to accept all or any portion of any Participant's Compensation deferral election.

                  (d) The Employer shall not be obligated to make any other contribution to the Plan on behalf of any Participant or for any other purpose at any time.

                           (i) The Employer shall be entitled, in its sole and absolute discretion, to make Employer Contributions to the Plan on behalf of one or more Participants. Employer Contributions, if any, may be made without regard to whether the Participant to whose account such contribution is credited has made, or is making, Compensation deferrals pursuant to Section 3.1(a). The Employer shall not be bound or obligated to apply any specific formula or basis for calculating the amount of any Employer Contributions and the Employer shall have sole and absolute discretion as to the allocation of any Employer Contributions among Participants' Accounts. The use of any particular formula or basis for making an Employer Contribution in one or more Deferral Election Periods or Plan Years shall not bind or obligate the Employer to use such formula or basis in any other Deferral Election Period or Plan Year. Employer Contributions may be subject to a substantial risk of forfeiture in accordance with the terms of a vesting schedule, which may be selected by the Employer in its sole and absolute discretion.

                           (ii)     To the extent that the Trust lacks
         sufficient assets at any time to fulfill its capital contribution obligations to the Partnership, the Employer shall be entitled, in its sole and absolute discretion, to make capital contributions to the Trust to enable the Trust to satisfy such capital contribution obligations. If Employer makes capital contributions to the Trust in accordance with the preceding sentence, then, solely for purposes of maintaining the Participants' Accounts under the Plan, the Committee may establish an Account for Employer, and the provisions of Section
         3.8 may be amended in accordance with Section 7.1 to account for the extent and timing of Employer's contributions to the Trust pursuant to this Section 3.1(d)(ii).

         3.2      DISTRIBUTIONS OF ACCOUNT BALANCES. Subject to Section 3.2(f):

                  (a) A Participant shall elect whether he or she will receive distribution of his or her entire Account, subject to applicable tax withholding requirements, (i) upon reaching a specified age, (ii) upon passage of a specified number of years, (iii) upon termination of his or her employment or service with the Employer, (iv) upon the earlier to occur of (A) his or her termination of employment or service with the Employer or (B) passage of a specified number of years or attainment of a specified age, or (v) upon the later to occur of (A) his or her termination of employment or service with the Employer or (B) passage of a specified number of years or

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attainment of a specified age, as elected by the Participant in accordance with the form established by the Committee. Such form may permit a Participant to make an election among some or all of the alternatives listed in this Section 3.2(a), as determined in the Committee's sole and absolute discretion, and shall also permit the Participant to make an election, pursuant to the provisions of
Section 3.2(e), to receive all amounts payable to him or her under the Plan in a single lump sum or in equal monthly installments over a designated period of five (5) or ten (10) years. A designation of the time of distribution shall be required as a condition of participation in the Plan. These elections shall be made in accordance with Section 3.4. All payments shall be made in the form of cash.

                  (b) Distributions shall be made to the maximum extent allowable under the Plan and the election made by the Participant, except that no distribution shall be made to the extent that the receipt of such distribution, when combined with the receipt of all other "applicable employee remuneration" (as defined in Code Section 162(m)(4)), would cause any remuneration received by the Participant to be nondeductible by the Employer under Code Section 162(m)(l). The portion of any distributable amount that is not distributed by operation of this Section 3.2(b) shall be distributed in subsequent taxable years in which such distribution would not be subject to the deductibility limitation of Code Section 162(m) in accordance with the manner elected by the Participant. For Participants who have elected to receive payment in a single lump sum or in equal monthly installments over a designated period of five (5) or ten (10) years in accordance with Section 3.2(e), the commencement date of the lump sum payment or the five (5) or ten (10) year period (whichever is applicable) shall be automatically extended, when necessary to satisfy the requirements of this Section 3.2(b), for one-year periods until all Account balances have been distributed in the manner elected by the Participants.

                  (c) Upon termination of a Participant's employment or service with the Employer by reason of death or Permanent Disability prior to the time when payment of his or her Account balance otherwise would have been made or commenced under the provisions of Section 3.2(a), the Participant or his or her Beneficiary will be entitled to receive all amounts credited to the Account as of the date of the Participant's death or Permanent Disability (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)). Upon termination of the Participant's employment or service with the Employer by reason other than death or Permanent Disability prior to the date when payment of his or her Account balance otherwise would have been made or commenced under the provisions of Section 3.2(a), the Employer may, in the sole and absolute discretion of the Committee, distribute to the Participant all amounts credited to the Participant's Account as of the date of such termination (notwithstanding any contrary election to receive distributions under the first sentence of Section 3.2(a)). Said amounts shall be payable in the form determined pursuant to the provisions of Section 3.2(e).

                  (d) Upon the death of a Participant prior to the complete distribution to him or her of the entire balance of his or her Account (and after the date of termination of employment or service with the Employer), the balance of his or her Account on the date of death shall be payable to the Participant's Beneficiary pursuant to Section 3.2(e). Notwithstanding any other provision of the Plan to the contrary, except for Section 3.2(f), the Participant's Beneficiary may receive the distribution of the remaining portion of such deceased Participant's Account in the

                                       9
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form of a single lump sum if the Beneficiary requests such a distribution and the Committee, in its sole and absolute discretion, consents to such a distribution.

                  (e) The Employer shall distribute or direct distribution of the balance of amounts previously credited to a Participant's Account, in a single lump sum, or in monthly installments over a period of five (5) years or ten (10) years, as the Participant shall designate pursuant to his or her distribution election made pursuant to Section 3.4. The Participant's distribution election shall be in the form established by the Committee in accordance with the terms of the Plan. A designation of the form of distribution shall be required as a condition of participation in the Plan. Subject to the other provisions of this Section 3.2, distribution of the lump sum or the first installment generally shall be made or commenced within ninety (90) days following the date specified in the first sentence of Section 3.2(a). Subsequent installments, if any, shall be made on the first day of each month following the first installment as determined by Employer. The amount of each installment shall be calculated by dividing the Account balance as of the date of the distribution by the number of installments remaining pursuant to the Participant's distribution election. Each such installment, if any, shall take into account deemed allocations of items of Profit and Loss to the Participant's Account. If at the time for a distribution of an installment payment, the balance in a Participant's Account that may be distributed is less than the amount of the distribution calculated in accordance with the prior two sentences, then at such time only that lesser amount that may be distributed shall be distributed to the Participant. The remaining amount (subject to any necessary adjustments as determined by the Committee acting in its sole and absolute discretion) that should have been distributed with such installment shall be distributed at a reasonably administratively convenient time following the time that any additional amounts that may be distributed have been allocated to the Participant's Account. If the balance in a Participant's Account cannot be distributed in its entirety on the date for final distribution of the Participant's Account under such Participant's last effective distribution election, then as that balance becomes distributable, it shall be distributed to such Participant as soon as reasonably administratively convenient.

         (f) Distributions shall be made in accordance with a Participant's distribution election only to the extent that the Committee determines, in its sole and absolute discretion, that the Trust has sufficient Distributable Assets available to reasonably satisfy the distribution elections made, or to be made, by all Participants; provided, however, that the Committee shall be entitled, in its sole and absolute discretion, to permit distributions to Participants in accordance with their positive Account balances or in any other manner that the Committee deems appropriate. Notwithstanding any provision of the Plan or the Trust Agreement to the contrary, no distribution shall be made to any Participant except to the extent that such distribution is approved by the Committee, acting in its sole and absolute discretion, and such distribution does not:

                  (i) require either the transfer of an interest in the Partnership or any other investment partnership or trust holding some or all of the Distributable Assets;

                  (ii) require a distribution of assets from the Partnership;

                  (iii) cause the Trust to be insolvent or cause the Trust's assets to be insufficient to satisfy any unpaid debt or capital calls made by the General Partner;

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

                  (iv) cause the Partnership or Trust to sell or distribute Securities other than Marketable Securities; or

                  (v) create a negative balance in the Account of such Participant or increase the amount by which such Account balance is negative.

         3.3 ELECTION TO DEFER COMPENSATION. Each eligible Employee or Non-Employee Director's decision to become a Participant shall be entirely voluntary.

                  (a) INITIAL ELECTIONS BY CURRENT EMPLOYEES AND NON-EMPLOYEE DIRECTORS. An Employee or Non-Employee Director who is eligible to participate in the Plan pursuant to Section 2.1 may elect to become a Participant in the Plan by electing in writing, no later than the Effective Date, to defer his or her Compensation under the Plan. An election under this
Section 3.3(a) to defer Compensation shall be effective only for the 2002 Plan Year.

                  (b) INITIAL ELECTIONS BY OTHER EMPLOYEES. Each Employee who first becomes eligible to participate in the Plan pursuant to Section 2.1 during the 2002 Plan Year or a subsequent Plan Year (whether by hire or promotion) may elect to become a Participant in the Plan by electing in writing, within thirty (30) days of the date of his or her hire or promotion (as the case may be), to defer his or her Compensation under the Plan. An election under this
Section 3.3(b) to defer Base Salary shall be effective only for the remainder of the Plan Year with respect to which the election is made.

                  (c) INITIAL ELECTIONS BY OTHER NON-EMPLOYEE DIRECTORS. Each individual who is elected a Non-Employee Director during a Plan Year and is eligible to participate in the Plan pursuant to Section 2.1 may elect to become a Participant in the Plan by electing in writing, within thirty (30) calendar days of the effective date of his or her election to the Board, to defer his or her Compensation under the Plan. An election under this Section 3.3(c) to defer Compensation shall be effective only for the remainder of the Plan Year with respect to which the election is made.

                  (d) ELECTIONS FOR SUBSEQUENT PLAN YEARS. An Employee or Non-Employee Director who is eligible to participate in the Plan pursuant to
Section 2.1 may elect to become a Participant (or to continue or reinstate his or her active participation) in the Plan for any subsequent Plan Year by electing in writing, at least twenty (20) days (or such other period of time determined by the Committee and communicated to eligible individuals prior to the beginning of the Plan Year with respect to which the Compensation to be deferred is otherwise payable to them) prior to the beginning of the Plan Year with respect to which the Compensation to be deferred is otherwise payable to the Employee or Non-Employee Director.

                  (e) SEPARATE ELECTION TO DEFER BONUSES. Each Employee who is eligible to participate in the Plan pursuant to Section 2.1 shall make a separate written Compensation deferral election with respect to the Cash Bonus portion(s) (if any) of his or her Compensation. An election under this Section 3.3(e) to defer Cash Bonus shall be effective only for the Deferral Election Period with respect to which the election is made. An Employee's Compensation deferral election with respect to his or her Cash Bonus(es) shall be made prior to the time the amount of the bonus is determined, prior to the end of the period of time as to which the bonus is awarded, and at a time that the amount of any such bonus remains substantially uncertain, as determined by the Committee acting in its sole and absolute discretion.

                  (f) NO ELECTION CHANGES DURING PLAN YEAR OR DEFERRAL ELECTION PERIOD. A Participant shall not be permitted to change or revoke his or her election to defer (i) Base Salary or Directors Fees for a Plan Year after the beginning of such Plan Year, (ii) Cash Bonus for a Deferral Election Period after the beginning of such Deferral Election Period.

                  (g) SPECIFIC TIMING AND METHOD OF ELECTION. Notwithstanding any provision of this Section 3.3 to the contrary, the Committee, in its sole and absolute discretion, shall determine the manner and deadlines for Participants to make Compensation deferral elections under the Plan. The deadlines prescribed by the Committee may be earlier than the deadlines otherwise specified in this Section 3.3, but shall not be later than such specified deadlines.

                  (h)      TERMINATION OF PARTICIPATION.

                           (i) An eligible Employee or Non-Employee Director who has become a Participant shall remain a Participant until his or her entire vested positive Account balance is distributed. An eligible Employee or Non-Employee Director who has become a Participant may or may not be an active Participant making Compensation deferrals for a particular period, depending on whether such Participant is entitled, and has elected, to make Compensation deferrals for such Plan Year or Deferral Election Period.

                           (ii) Notwithstanding any provision in the Plan or Trust Agreement to the contrary, from and after the close of business on the date that a Participant's employment or service to the Employer is terminated (the "Termination Date"), such Participant shall no longer be entitled to make Compensation deferrals under the Plan (except to the extent that such Participant is subsequently re-hired or begins to provide services to the Employer, and is deemed eligible to become an active Participant in the Plan in accordance with Section 2.1). Except as otherwise determined by the Committee acting in its sole and absolute discretion, from and after a Participant's Termination Date: (A) the Available Capital of such Participant shall not be deemed to be invested in the Partnership during any Plan Year which begins after the Termination Date; and (B) the Participant's Investment Percentage in respect of each Portfolio Investment made by the Partnership during any Plan Year beginning after the Termination Date shall equal zero percent.

         3.4 DISTRIBUTION ELECTION. Each Participant shall indicate on his or her Compensation deferral election made pursuant to Section 3.3, the form and time of payment of his or her positive Account balance as provided in Section
3.2. Subject to Section 3.2(f), a Participant's election as to the form and time of payment shall apply to all amounts credited to the Participant's Account, and except to the limited extent provided below, shall be irrevocable. If permitted by the Committee in its sole and absolute discretion, a Participant may change the terms of such distribution election by making a new distribution election, and any such new election will be effective as of the later of the date that is
(a) six (6) months following the date the new election is made, or (b) the first day of the Plan Year following the Plan Year in which the new election is made and will apply to the Participant's entire Account. A Participant may not make a new election once distributions from the Plan have commenced or which would first become effective at a time when distributions from the Plan have commenced. The Participant's distribution election shall be in the form and manner established by the Committee acting in its sole and absolute discretion.

         3.5 PAYMENT UPON CHANGE OF CONTROL. Notwithstanding any provision of the Plan to the contrary, the aggregate balance credited to each Participant's Account shall be distributed to such Participant, subject to
Section 3.2(f), in a single lump sum within ninety (90) days following a Change of Control, except to the extent that one or more of the Committee, the Board, or the Employer's 401(k)/NQDC Administrative Committee (as each is composed immediately prior to such Change in Control) determines in its sole and absolute discretion that no such distribution shall be made following a Change of Control.

         3.6 EMPLOYEE'S RIGHTS UNSECURED. The right of a Participant or his or her Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Employer, and neither the Participant nor his or her Beneficiary shall have any rights in or against any amount credited to his or her Account or any specific assets of the Employer, except as otherwise provided in the Trust Agreement. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Plan and the Employer or any other person.

         3.7      INVESTMENT OF CONTRIBUTIONS.

                  (a) Although no assets will be segregated or otherwise set aside with respect to a Participant's Account, the amount that is ultimately payable to the Participant with respect to his or her Account shall be determined as if such Account had been invested in such manner as the Committee, in its sole and absolute discretion, may specify from time to time. The Committee, in its sole and absolute discretion, shall adopt (and may modify from time to time) such rules and procedures as it deems necessary or appropriate to implement the deemed investment of Participants' Accounts.

                  (b) The investment options available to each Participant for the deemed investment of his or her Account shall be determined by the Committee in its sole and absolute discretion and described in a separate written document, a copy of which shall be attached hereto and by this reference is incorporated herein. Initially, the Committee anticipates that all of the Trust's assets will be invested to acquire a limited partnership interest in the Partnership, and that such investment shall be the sole option available to Participants under the Plan for the deemed investment of their Accounts. In the event that the Committee makes more than one option available to Participants for the deemed investment of their Accounts, each Participant shall have the right to direct the Trustee as to the deemed investment of the portion of his or her Account among those options in accordance with policies and procedures implemented by the Committee, the Trustee and the terms and conditions of those options, and the Plan shall be amended to account for such options.

                  (c)      Recycling of Distributable Assets.

                           (i) The Committee shall be entitled, in its sole and absolute discretion, to direct the Trust to retain Distributable Assets (or cash proceeds from the liquidation thereof) to satisfy any capital calls issued by the General Partner or any items of deemed debt or expense which are allocable to a Participant's Account in accordance with the Plan.

                           (ii)     A Participant may request that the
         Committee, acting in its sole and absolute discretion, direct the Trustee to retain Distributable Assets (or cash proceeds from the liquidation thereof) and invest such assets in the Partnership or other available investment options in accordance with policies and procedures implemented by the Trustee, provided, however, that no Participant whose employment or service with the Employer has terminated may request that the Committee direct the Trustee to re-invest any Distributable Assets in the Partnership.

                           (iii) If the Committee directs the Trustee to retain all or a portion of a Participant's deemed share of Distributable Assets in accordance with this Section 3.7(c), such assets shall be deemed to increase the Available Capital of such Participant (to the extent of the value thereof) until such time as such assets are re-invested by the Trustee or used to satisfy any items of deemed debt or expense which are allocable to such Participant's Account.

                  (d) Notwithstanding any provision of the Plan to the contrary, the Committee may determine not to take account of a Participant's deemed investment elections, if any, and determine to have the Participant's Account deemed invested in any other manner as the Committee shall determine. The Committee shall also be entitled to designate the manner in which the Trust's assets shall be invested for interim short-term periods of time pending investment in the Partnership or following distribution from the Partnership but prior to distribution from the Trust or re-investment of the Trust's assets in another investment option.

         3.8      ALLOCATIONS.

                  (a) Except as otherwise provided in the Plan, items of Profit and Loss shall be allocated among the Participants' Accounts at the close of business on last day of each Plan Year, as follows:

                           (i) First, items of Profit and Loss attributable to each Portfolio Investment, as determined by the Committee in its sole discretion, shall be allocated among the Participants' Accounts in proportion to each Participant's respective Investment Percentage for such Portfolio Investment;

                           (ii) Next, items of Profit attributable to Idle Funds Income shall be allocated among the Participants' Accounts in proportion to each Participant's deemed interest in the cash assets of the Trust (as determined by the Committee in its sole and absolute discretion); and

                           (iii) Next, all remaining items of Profit and Loss shall be allocated among the Participants' Accounts in proportion to the aggregate Deferred Compensation of each Participant.

                  (b) Prior to the final allocation of items of Profit and Loss in respect of a Plan Year, the Committee may make interim allocations of items of Profit and Loss among the Participants' Accounts in proportion to the Deferred Compensation of each Participant in respect of such Plan Year (determined as of the time of such interim allocation) or in any other manner that the Committee deems appropriate, acting in its sole and absolute discretion. Immediately following the final allocation of items of Profit and Loss in respect of a Plan Year, the Committee shall be entitled to cause items of Profit and Loss among the Participants' Accounts to be re-allocated, as necessary, to cause the Participants' Accounts to reflect the same amounts that they would have reflected if all items of Profit and Loss for such Plan Year had been allocated in accordance with Section 3.8(a).

                  (c) If an item of Loss otherwise allocable in respect of a Plan Year under Sections 3.8(a) or 3.8(b) would create a negative balance in a Participant's Account (or increase the amount by which such Account balance is negative), the item shall not be allocated to such Participant's Account but shall instead be specially allocated as follows:

                           (i) First, to the Participants' Accounts as a group, to the extent possible in proportion to respective positive Account balances, until the Account balance of each Participant has been reduced to (but not less than) zero; and

                           (ii) Next, to the Participants as a group in proportion to the aggregate amount of Deferred Compensation for each Participant.

To the extent that there have been special allocations of Loss under this
Section 3.8(c) away from a Participant that have not been subsequently been reversed pursuant to this sentence, the next available items of Profit otherwise allocable to such Participant pursuant to Sections 3.8(a) and 3.8(b) shall be specially allocated to the Participants to whom such items of Loss had been specially allocated under this Section 3.8(c) so as to first offset in reverse order such special allocations of Loss.

                  (d) To the extent that (i) Losses that otherwise would have been allocated to a Participant under this Section 3.8 were allocated to one or more other Participant's Accounts under Section 3.8(c) in consequence of such Participant's Account balance having been equal to, reduced to, or less than zero, (ii) such allocation has not been reversed pursuant to the subsequent operation of Section 3.8(c) or this Section 3.8(d), and (iii) by operation of a deferral election, Section 3.7(c) or Section 3.9, a Participant's Available Capital subsequently increases, the Accounts of the Participants shall be adjusted in connection with such increase in such Participant's Available Capital (to the extent of the value thereof) to effect a reallocation of such Losses to the Participant.

                  (e) From time to time, the Trustee shall be entitled, with Committee approval, to borrow funds to satisfy the obligations of the Trust, whether to cover expenses, meet capital calls issued by the General Partner, or otherwise. The principal amount of any such loan, and costs associated with interest expenses on such loan, shall be allocated to Participants' Accounts as determined by the Committee in its sole and absolute discretion.

                  (f) The selection of a given method of allocating deemed expenses or other items of Profit and Loss among Participants' Accounts shall not be deemed to restrict the Committee in any manner whatsoever from selecting a different method for future allocations or to imply that a different method would not be fair and equitable to Participants.

         3.9      TRANSFER OF ASSETS.

                  (a) The Committee shall be entitled, in its sole and absolute discretion, to direct the Trustee to:

                           (i) transfer assets to the Trust from the trust established under the 1996 Plan for the benefit of the Participant (if such individual is a participant under the 1996 Plan and such transfer is approved by the plan administrator of the 1996 Plan in its sole and absolute discretion);

                           (ii) transfer assets to the Trust from the trust established under the 1994 Plan for the benefit of the Participant (if such individual is a participant under the 1994 Plan and such transfer is approved by the plan administrator of the 1994 Plan in its sole and absolute discretion);

                           (iii) transfer Distributable Assets to the trust established under the 1994 Plan for the benefit of the Participant (if such individual is a participant under the 1994 Plan and such transfer is approved by the plan administrator of the 1994 Plan in its sole and absolute discretion);

                           (iv) transfer to the Trust some or all of the assets of any other trust established under the terms of an Employer Plan; or

                           (v) transfer of some or all of the Trust's assets to any other trust established under the terms of an Employer Plan.

                  (b) In the event that assets are transferred in accordance with Section 3.9(a) to the Trust, such assets shall be subject to the terms and conditions of the Trust, provided, however, that such assets shall continue to be subject to the distribution election made by a Participant under the applicable Employer Plan unless such distribution election is revised as permitted by the Plan. In the event that assets are transferred in accordance with Section 3.9(a) to a trust established under an applicable Employer Plan, such assets shall be subject to the terms and conditions of such trust, provided, however, that such assets shall continue to be subject to the Participant's distribution election under the Plan unless such distribution election is revised as permitted by the applicable Employer Plan.

                  (c)      Any transfer of assets made in accordance with this
Section 3.9 from the Trust to any other trust established under an Employer Plan, or from any other trust established under an Employer Plan to the Trust, shall not cause any individual's rights to a distribution under the Plan or any Employer Plan to be a secured right to a distribution under the Plan or any Employer Plan.

                                    SECTION 4
                           DESIGNATION OF BENEFICIARY

         4.1      DESIGNATION OF BENEFICIARY.

                  (a) Each Participant may designate a Beneficiary or Beneficiaries to receive any amount due hereunder by the Participant by written notice thereof to the Employer at any time prior to his or her death and may revoke or change the Beneficiary designated therein without the Beneficiary's consent by written notice delivered to the Employer at any time and from time to time prior to the Participant's death.

                  (b) If a Participant designates a person other than or in addition to his or her spouse as a primary Beneficiary, the designation shall be ineffective unless the Participant's spouse consents to the designation. Any spousal consent required under this Section 4.1 shall be ineffective unless it
(i) is set forth in writing in a form specified by the Committee in its sole and absolute discretion, (ii) acknowledges the effect of the Participant's designation of another person as his or her Beneficiary, and (iii) is signed by the spouse and witnessed by a notary public. Any spousal consent required under this Section 4.1 shall be valid only with respect to the spouse who signs the consent.

                  (c) Any Beneficiary designation or revocation shall be effective only if it is received by the Employer. However, when so received, the designation or revocation shall be effective as of the date the notice is executed (whether or not the Participant still is living), but without prejudice to the Committee on account of any payment made before the change is recorded. The last effective designation received by the Employer shall supersede all prior designations.

                  (d) If the Participant dies without having effectively designated a Beneficiary, or if no Beneficiary survives him or her, then such amount shall be paid to his or her estate. Designations of Beneficiaries shall be in the form and manner determined by the Committee in its sole and absolute discretion.

                                    SECTION 5
                                CHANGE OF CONTROL

         5.1 CHANGE OF CONTROL. For purposes of the Plan, a Change of Control shall mean the following:

                  (a) The first public announcement or public acknowledgment (including without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act")) by the Employer that a "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Employer, a Subsidiary or an employee benefit plan of the Employer or a Subsidiary, or other controlled affiliate of the Employer, including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or comparable successor rule), directly or indirectly, of securities of the Employer representing fifty percent (50%) or more of the combined voting power of the Employer's then outstanding Common Stock entitled to vote in the election of directors, where such person's beneficial ownership of the Employer's Common Stock was not initiated by the Employer or approved by the Employer's Board of Directors; or

                  (b) The sale, lease or other disposition of all or substantially all of the assets of the Employer (but not including the formation or any initial public offering or any subsequent or "follow-on" public offering of the common stock of Tality);

                  (c) The merger or consolidation of the Employer with or into another corporation not initiated by the Employer, in which the Employer is not the surviving corporation and the stockholders of the Employer immediately prior to the merger or consolidation fail to possess direct or indirect beneficial ownership of more than eighty percent (80%) of the voting power of the securities of the surviving corporation (or if the surviving corporation is a controlled affiliate of another entity, then the required beneficial ownership shall be determined with respect to the securities of that entity which controls the surviving corporation and is not itself a controlled affiliate of any other entity) immediately following such transaction, or a reverse merger not initiated by the Employer, in which the Employer is the surviving corporation and the stockholders of the Employer immediately prior to the reverse merger fail to possess direct or indirect beneficial ownership of more than eighty percent (80%) of the securities of the Employer (or if the Employer is a controlled affiliate of another entity, then the required beneficial ownership shall be determined with respect to the securities of that entity which controls the Employer and is not itself a controlled affiliate of any other entity) immediately following the reverse merger. For purposes of this Section 5.1(c), any person who acquired securities of the Employer prior to the occurrence of a merger, reverse merger, or consolidation in contemplation of such transaction and who after such transaction possesses direct or indirect beneficial ownership of at least ten percent (10%) of the Common Stock of the Employer or the surviving corporation (or if the Employer or the surviving corporation is a controlled affiliate, then of the appropriate entity as determined above) immediately following such transaction shall not be included in the group of stockholders of the Employer immediately prior to such transaction; or

                  (d) A change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors; or

                  (e)      Any liquidation or dissolution of the Employer.

                                    SECTION 6
                                TRUST PROVISIONS

         6.1 TRUST AGREEMENT. The Employer shall establish the Trust within an administratively reasonable period of time following the adoption of the Plan for the purpose of retaining assets set aside by the Employer pursuant to the Trust Agreement for payment of amounts payable pursuant to the Plan. The Trust shall be intended to constitute a grantor trust (within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Code). Any Plan benefits not paid from the Trust shall be paid solely from the Employer's general funds, and any benefits paid from the Trust shall be credited against and reduced by a corresponding amount of the Employer's liability to Participants under the Plan. No special or separate fund, other than the Trust, shall be required to be established and no other segregation of assets shall be required to be made to assist the Employer in meeting its obligations to pay benefits under the Plan. All Trust assets shall be subject to the claims of the general creditors of the Employer in the event the Employer is Insolvent. The obligations of the Employer to pay benefits under the Plan constitutes an unfunded, unsecured promise to pay benefits under the Plan and Participants and Beneficiaries shall have no greater rights than the general creditors of the Employer.

                                    SECTION 7
                            AMENDMENT AND TERMINATION

         7.1 AMENDMENT. The Committee shall be entitled, in its sole and absolute discretion, to amend the Plan in such manner as it may determine, at any time and for any reason. Any such amendment shall become effective upon the date stated therein, and shall be binding on all Participants, except as otherwise provided in such amendment.

         7.2 TERMINATION. Notwithstanding any other provision of the Plan to the contrary, the Committee shall have the right to terminate the Plan at any time and for any reason and, subject to Section 3.2(f), direct the lump sum payments of all assets held by the Trust if the Employer is not then Insolvent. Except as otherwise provided in the Plan, no such termination shall reduce the balance then credited to a Participant's Account.

                                    SECTION 8
                                 ADMINISTRATION

         8.1 ADMINISTRATION. The Employer is hereby designated as the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA). The Committee shall administer and interpret the Plan in accordance with the provisions of the Plan and the Trust Agreement. The Committee shall have all powers and discretion necessary or appropriate to supervise the administration of the Plan and to control its operation, including (but not limited to) the following powers:

                  (a) To interpret and determine the meaning and validity of the provisions of the Plan and to determine any question arising under, or in connection with, the administration, operation or validity of the Plan or any amendment thereto;

                  (b) To determine any and all considerations affecting the eligibility of any employee or director to become a Participant or remain a Participant in the Plan;

                  (c) To determine the status and rights of Participants and their spouses, Beneficiaries or estates;

                  (d) To establish and revise the accounting method for the Plan;

                  (e) To employ legal counsel, consultants, actuaries and agents as it may deem desirable in the administration of the Plan and to rely on the opinion of such counsel or the computations of such consultants or other agents in carrying out the provisions of the Plan;

                  (f) To arrange for the preparation and delivery of an annual statement of benefits for each Participant;

                  (g) To publish a claims and appeal procedure satisfying the minimum requirements of section 503 of ERISA pursuant to which individuals or estates may claim Plan benefits and appeal denials of such claims;

                  (h) To delegate some or all of the powers and responsibilities under the Plan and the Trust Agreement to such person or persons as it shall deem necessary, desirable or appropriate for administration of the Plan; and

                  (i) To cause deferrals of Compensation to be credited, and items of Profit and Loss allocated, to Participants' Accounts and determine all issues and questions regarding Account balances, and the time, form, manner and amount of any distributions to Participants or Beneficiaries.

Any determination or decision by the Committee (or its delegates) shall be conclusive and binding on all persons, and shall be given the maximum possible deference allowed by law.

         8.2 LIABILITY OF COMMITTEE; INDEMNIFICATION. To the maximum extent not prohibited by law, no member of the Committee shall be liable to any person and in any event shall be indemnified by the Employer, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Committee and the Board in settlement of any claim) for any duty, decision, action taken or omitted in connection with the interpretation and administration of the Plan, so long as unless such duty, decision, action taken or omitted was not attributable to the bad faith or willful misconduct of such individual.

         8.3 EXPENSES. All costs and expenses of establishing, adopting and administering the Plan and the Trust, including legal fees and expenses, shall be borne by the Trust unless the Employer elects in its sole and absolute discretion to pay all or a portion of those expenses; provided, however, that the Employer shall bear, and shall not be reimbursed by, the Trust for any tax liability of the Employer associated with the investment of the assets of the Trust.

                                    SECTION 9
                            GENERAL AND MISCELLANEOUS

         9.1 RIGHTS AGAINST EMPLOYER. Except as expressly provided in the Plan, neither the establishment nor the maintenance of the Plan shall be held or construed as giving to any Employee or to any other person, any legal, equitable or other rights against the Employer, or against its officers, directors, agents or stockholders, or as giving to any Employee or Beneficiary any equitable or other interest in the assets, business or shares of Employer stock or giving any Employee the right to be retained in the employ of the Employer. Neither the Plan nor any action taken hereunder shall be held or construed as giving to any Employee the right to be retained in the employ of the Employer or as affecting the right of the Employer to dismiss any Employee. Any benefit paid or payable under the Plan shall not be deemed salary or other compensation for the purpose of computing benefits under any other employee benefit plan or arrangement of the Employer for the benefit of its Employees, but Compensation deferrals under the Plan shall be deemed salary or other compensation for the purpose of computing benefits under other employee benefit plans or arrangements of the Employer for the benefit of its

Employees, but only to the extent provided under the terms of such other plans or arrangements. Nothing in the Plan or in any instrument executed pursuant thereto shall confer upon any Non-Employee Director any right to continue in the service of the Employer in any capacity or shall affect any right of the Employer, the Board or stockholders of the Employer to remove any Non-Employee Director pursuant to the Employer's By-Laws and the provisions of the Delaware General Corporation Law.

         9.2 NO ASSIGNMENT OR TRANSFER. No right, title or interest of any kind in the Plan shall be transferable or assignable by any Participant, former Participant or his or her Beneficiary, spouse or estate or be subject to alienation, anticipation, encumbrance, garnishment, attachment, execution or levy of any kind, whether voluntary or involuntary, or be subject to the debts, contracts, liabilities, engagements, or torts of the Participant, former Participant or his or her Beneficiary or spouse. Any attempt to alienate, anticipate, encumber, sell, transfer, assign, pledge, garnish, attach or otherwise subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void. Notwithstanding the foregoing, and only if the Committee in its sole and absolute discretion so permits pursuant to such procedures it may specify from time to time, a Participant's interest in the Plan may be transferable to an alternate payee in accordance with a domestic relations order.

         9.3 SEVERABILITY. If any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

         9.4 CONSTRUCTION. The article and section headings and numbers are included only for convenience of reference and are not be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular. When used herein, the masculine gender includes the feminine gender.

         9.5 GOVERNING LAW. The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA, and to the extent not preempted by ERISA, with the laws of the State of Delaware (other than its conflict of laws provisions).

         9.6 PAYMENT DUE TO INCOMPETENCE. If the Committee receives evidence that a Participant or Beneficiary entitled to receive any payment under the Plan is physically or mentally incompetent to receive such payment, the Committee may, in its sole and absolute discretion, direct the payment to any other person or trust which has been legally appointed by the courts or to any other person determined by the Employer to be a proper recipient on behalf of such person otherwise entitled to payment, or any of them, in such manner and proportion as the Employer may deem proper. Any such payment shall be in complete discharge of the Employer's obligations under the Plan to the extent of such payment.

         9.7 TAXES. The Employer may withhold from any benefits payable under the Plan, all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

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

         9.8 ATTORNEY'S FEES. The Employer shall pay the reasonable attorney's fees incurred by any Participant in an action brought against the Employer to enforce the Participant's rights under the Plan, provided that such fees shall only be payable in the event that the Participant prevails in such action.

         9.9 PLAN BINDING ON SUCCESSORS/ASSIGNEES. The Plan shall be binding upon and inure to the benefit of the Employer and its successor and assigns and the Participant and the Participant's designee and estate.

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                                    EXECUTION

         IN WITNESS WHEREOF, the Employer has caused its authorized officer to execute the Plan on this _____ day of _____________, 2002.

CADENCE DESIGN SYSTEMS, INC.

Signature:  _________________________________________

By:  ________________________________________________

Title:  _____________________________________________

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